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     NORTH TEXAS COMMERCIAL ASSOCIATION OF REALTORS-Registered Trademark-
                          COMMERCIAL CONTRACT OF SALE


IN CONSIDERATION of the mutual terms, provisions, covenants and agreements contained in this Contract (the "Contract"), the parties hereto agree as follows. [CHECK ALL BOXES APPLICABLE TO THIS CONTRACT. BOXES NOT CHECKED DO NOT APPLY TO THIS CONTRACT.]

1. PARTIES. Haggar Clothing Company (the "Seller") shall sell and convey to Fred's Foreign Car Service, Inc. (the "Purchaser") and Purchaser shall buy and pay for the Property (defined below).

2. PROPERTY. Being an approximate 23,562 square foot building situated on approximately 1.5424 acres with an address of 5915 Peeler Street in the City of Dallas, Dallas County, Texas, further described as: being Lot 6 of Block 5716, as recorded in Volume 82026/1922 or as described in EXHIBIT A, SURVEY/LEGAL DESCRIPTION, and/or shown on EXHIBIT B, SITE PLAN, together with, all and singular, all improvements thereon and all rights and appurtenances pertaining thereto, including any right, title and interest of Seller in and to adjacent streets, alleys and rights-of-way. Such real estate, improvements, rights and appurtenances are collectively referred to herein as the "Property."

/ / The Property also includes fixtures and articles of personal property listed and described in ADDENDUM A, PERSONAL PROPERTY.

3. PURCHASE PRICE. The purchase price for the Property is $275,000.00 (the "Purchase Price"), payable as follows:

/ / A. The Purchase Price shall be adjusted up or down based upon the [STRIKE ONE] NET / GROSS land area of the Property determined by the Survey. The applicable land area shall be multiplied by $_______ per square foot and the product thereof shall become the Purchase Price at Closing.

/X/ B. Cash payable at Closing: $275,000.00.

/ / C. The balance of the Purchase Price shall be payable according to the provisions in ADDENDUM B, FINANCING.

4.  EARNEST MONEY.

    A. EARNEST MONEY DEPOSIT. Within two business days after the Effective Date of this Contract, Purchaser shall deposit earnest money in the form of a certified or cashier's check in the amount of $5,000.00 (the "Earnest Money") payable to American Title Company, Attention: Tim Hardin (the "Title Company"), in its capacity as escrow agent, to be held in escrow pursuant to the terms of this Contract. Seller's acceptance of this Contract is expressly conditioned upon Purchaser's timely deposit of the Earnest Money with the Title Company. If Purchaser fails to timely deposit the Earnest Money, Seller may, at Seller's option, terminate this Contract by delivering a written termination notice to Purchaser. Notwithstanding anything herein to the contrary, a portion of the Earnest Money in the amount of $100.00 shall be non-refundable and shall be distributed to Seller at Closing or other termination of this Contract as full payment and independent consideration for Seller's performance under this Contract. If this Contract is properly terminated by Purchaser pursuant to a right of termination granted to Purchaser by any provision of this Contract, or any attached Addenda, the Earnest Money, less the non-refundable portion, shall be promptly refunded to Purchaser, and the parties shall have no further rights or obligations under this Contract (except for those which may expressly survive the termination). The Earnest Money /X/ SHALL / / SHALL NOT be placed in an interest-bearing account by the Title Company, and any interest earned thereon shall become a part of the Earnest Money. At Closing the Earnest Money shall be applied to the Purchase Price.

    B. ESCROW. The Earnest Money is deposited with the Title Company with the understanding that the Title Company (1) is not responsible for the performance or non-performance of any party to this Contract, and (2) is not liable for interest on the funds held unless required in Paragraph 4.A. The Title Company shall deposit the Earnest Money in one or more fully insured accounts in one or more Federally insured banking or savings institutions. If both parties make demand for the payment of the Earnest Money, the Title Company has the right to require from all parties and Broker(s) a written release of liability of the Title Company which authorizes the disbursement of the Earnest Money. If only one party makes demand for payment of the refundable portion of the Earnest Money, the Title Company shall give notice to the other party of the demand. The Title Company is authorized and directed to honor the demand unless the other party delivers a written objection to the Title Company within ten (10) days after the Title Company's notice to that party.

5.  SURVEY AND TITLE DOCUMENTS.

    A. SURVEY. As soon as reasonably possible, and in any event within twenty (20) days after the Effective Date, Seller shall, at Seller's expense, deliver or cause to be delivered to Purchaser a copy of a current or updated on-the-ground perimeter survey (the "Survey") of the Property prepared by a Registered Professional Land Surveyor reasonably acceptable to the Purchaser. The Survey shall show the location and size of all of the following on or adjacent to the Property, if any:
    buildings, building lines, improvements, streets, pavements, easements, rights-of-way, protrusions, encroachments, fences, 100-year flood plain, apparent public utilities, and recording information of easements.
The Survey shall show the gross land area and the Net Land Area. The Survey shall be in a form and of a date acceptable to Purchaser and to the Title Company, and in acceptable form in order to allow the Title Company to delete the survey exception (except as to "shortages in area") from the Title Policy. The term "NET LAND AREA" means the gross land area of the Property less the land area included in utility easements, drainage easements, ingress/egress easements, rights-of-way, 100-year flood plain and encroachments on or across the Property. The area within the 100-year flood plain shall be as defined by the Federal Emergency Management Agency or other applicable governmental authority. If the transaction described in this Contract does not close through no fault of Seller or except as provided in Paragraph 16.C, in addition to the other rights of Seller, Purchaser shall pay for the Survey on demand. At Closing, the metes and bounds description of the Property reflected in the Survey shall be used in the warranty deed and any other documents requiring a legal description of the Property.

    B. TITLE COMMITMENT. As soon as reasonably possible, and in any event within twenty (20) days after the Effective Date, Seller shall, at Seller's expense, deliver or cause to be delivered to Purchaser (1) a title commitment (the "Title Commitment") covering the Property binding the Title Company to issue a Texas Owner Policy of Title Insurance (the "Title Policy") on the standard form prescribed by the Texas State Board of Insurance at the Closing, in the full amount of the Purchase Price, insuring Purchaser's fee simple title to the Property to be good and indefeasible, subject only to the Permitted Exceptions as defined below, and (2) the following documents (collectively, the "Title Documents") (a) true and legible copies of all recorded instruments affecting the Property and recited as exceptions in the Title Commitment, (b) a current tax certificate, and (c) written notices as required in Paragraph 5.C.

    C. SPECIAL ASSESSMENT DISTRICTS. If the Property is situated within a utility district or flood control district subject to the provisions of
Section 50.301, Texas Water Code, then Seller shall give to Purchase as part of the Title Documents the required written notice and Purchaser agrees to acknowledge receipt of the notice in writing. The notice must set forth the current tax rate, the current bonded indebtedness and the authorized indebtedness of the district, and must comply with all other applicable requirements of the Texas Water Code. If the Property is subject to mandatory membership in a property owner's association, Seller shall notify Purchaser of the current annual budget of the property owners' association, and the current authorized fees, dues and/or assessments relating to the Property.

    D. ABSTRACT. At the time of the execution of this Contract, Purchaser acknowledges that the Broker(s) (defined below) have advised and hereby advise Purchaser, by this writing, that Purchaser should have the abstract covering the Property examined by an attorney of Purchaser's own selection or that Purchaser should be furnished with or obtain a policy of title insurance.


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6.  REVIEW OF TITLE DOCUMENTS.

    A. REVIEW PERIOD. Purchaser shall have ten (10) days (the "Review Period") after Purchaser's receipt of the last of (i) the Survey, (ii) the Title Commitment, (iii) the Title Documents, and (iv) all other documents required to be furnished by Seller as identified on ADDENDUM A, PERSONAL PROPERTY, and/or on ADDENDUM C, INSPECTION, to review them. If Purchaser has any objections to the Survey, Title Commitment or Title Documents, Purchaser may deliver the objections to Seller in writing within the Review Period. Any item to which Purchaser does not object shall be deemed a "Permitted Exception." Items that the Title Company identifies as to be released at closing will be deemed objections by Purchaser. Purchaser's failure to object within the time provided shall be a waiver of the right to object. If there are objections by Purchaser, or a third party lender, Seller shall make a good faith attempt to satisfy the objections within ten (10) days after receipt of Purchaser's objections (the "Cure Period"), but Seller is not required to incur any cost to do so. Zoning ordinances and the lien for current taxes are deemed to be Permitted Exceptions.

    B. CURE PERIOD. If Seller cannot satisfy the objection within the Cure Period, Seller shall deliver a written notice to Purchaser, prior to expiration of the Cure Period, stating whether Seller is committed to cure the objections at or before Closing. If Seller does not timely deliver the written notice, or does not commit in the written notice to fully cure all of the objections at or before Closing, then Purchaser may terminate this Contract by delivering a written notice to Seller on or before the earlier to occur of: (i) the date which is seven (7) days after the expiration of the Cure Period; or (ii) the scheduled Closing Date. If Purchaser properly and timely terminates this Contract, the refundable portion of the Earnest Money shall be immediately returned to Purchaser and thereafter neither party shall have any rights or obligations under this Contract (except for those which may expressly survive the termination of this Contract). If Purchaser does not properly and timely terminate this Contract, the Purchaser shall be deemed to have waived any uncured objections and must accept such title as Seller is able to convey as of Closing.

7.  SELLER'S WARRANTIES AND REPRESENTATIONS.

    A. STATEMENTS. Seller represents and warrants to Purchaser to the best of Seller's knowledge as follows:

    (1) TITLE. At the Closing, Seller will have the right to, and will, convey to Purchaser good and indefeasible fee simple title to the Property free and clear of any and all liens, assessments, unrecorded easements, security interests and other encumbrances except the Permitted Exceptions. Delivery of the Title Policy pursuant to Paragraph 12 below will be deemed to satisfy the obligation of Seller as to the sufficiency of title required under this Contract. However, delivery of the Title Policy will not release Seller from the warranties of title set forth in the warranty deed.

    (2) LEASES. There are no parties in possession of any portion of the Property as lessees, tenants at sufferance or trespassers except for Davis Material handling.

    (3) NEGATIVE COVENANTS. Seller shall not further encumber the Property or allow an encumbrance upon the title to the Property, or modify the terms or conditions of any existing leases, contracts or encumbrances, if any, without the written consent of Purchaser.

    (4) LIENS AND DEBTS. There are no mechanic's liens, Uniform Commercial Code liens or unrecorded liens against the Property, and Seller shall not allow any such lines to attach to the Property prior to Closing, which will not be satisfied out of the Closing proceeds. All obligations of Seller arising from the ownership and operation of the Property and any business operated on the Property, including, but not limited to, taxes, leasing commissions, salaries, contracts, and similar agreements, have been paid or will be paid prior to Closing. Except for obligations for which provisions are made in this Contract for prorating at Closing and any indebtedness taken subject to or assumed, there will be no obligations of Seller with respect to the Property outstanding as of Closing.

    (5) LITIGATION. There is no pending or threatened litigation, condemnation, or assessment affecting the Property. Seller shall promptly advise Purchase of any litigation, condemnation or assessment affecting the Property which is instituted after the Effective Date.

    (6) OPERATION OF THE PROPERTY. After the Effective Date until the Closing Date, Seller shall (a) operate the Property in the same manner as the Property has been operated, and (b) maintain the Property in the same condition and in the same manner as existed on the Effective Date, except for ordinary wear and tear and any casualty loss.

    B. SURVIVAL. It is specifically acknowledged and agreed that representations and warranties made by Seller as set forth in this Contract, other than the special warranty as to title of the Property, shall survive the inspection or investigation made by or on behalf of Purchaser and the passage of title from the Seller to Purchaser at Closing for a period of one year after Closing and shall not be merged into or waived by the instruments executed at Closing. Additionally, all agreements and indemnities of Seller and Purchaser set forth in this Contract shall, to the extent not consummated at Closing, survive the Closing of the transaction contemplated by this Contract.


-C- Copyright 1995 NTCAR form 01 (1/95)                                   Page 2

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9.   INSPECTION. [CHECK ONE]

/X/  A.   INSPECTION DESIRED.  Purchaser desires to inspect the Property and
Seller grants to Purchaser the right to inspect the Property as described in ADDENDUM C. INSPECTION.

/ / INSPECTION NOT NECESSARY. Purchaser acknowledges that Purchaser has inspected the Property, including all buildings and improvements thereon, and is thoroughly familiar with their condition, and Purchaser hereby accepts the Property in its present condition, with such changes as may hereafter be caused by normal wear and tear prior to Closing, but without waiving Purchaser's rights by virtue of Seller's representations and warranties expressed in this Contract.

10. CASUALTY LOSS. All risk of loss to the Property shall remain upon Seller prior to the Closing. If, prior to the Closing, the Property is damaged or destroyed by fire or other casualty, to a Material Extent (defined below), Purchaser may either terminate this Contract by delivering a written termination notice to Seller within ten days after the damage occurs, or elect to close. If, prior to the Closing, the Property is damaged by fire or other casualty to less than a Material Extent, the parties shall proceed to Closing as provided herein. If the transaction is to proceed to Closing, despite any damage or destruction, there shall be no reduction in the Purchase Price and Seller shall, at Seller's option: (i) fully repair the damage prior to Closing, at Seller's expense; (ii) reimburse Purchaser for the entire cost of repairing the Property by allowing Purchaser to deduct the cost from the cash payable to Seller at the Closing; or (iii) assign to Purchaser all of Seller's right and interest in any insurance proceeds resulting from the damage or destruction, plus an amount equal to any insurance deductible. The term "Material Extent" means damage or destruction if the cost of repairing and fully restoring the Property to its previous condition exceeds ten percent (10%) of the Purchase Price. If the extent of damage or the amount of insurance proceeds to be made available is not able to be determined prior to the Closing Date, or the repairs are not able to be completed prior to the Closing Date, either party may postpone the Closing Date by delivering a written notice to the other party specifying an extended Closing Date which is not more than thirty (30) days after the previously scheduled Closing Date.

11.  ASSIGNMENT. [CHECK ONLY ONE]

/ / A. ASSIGNMENT PROHIBITED. Purchaser may not assign this Contract without Seller's prior written consent.

/ / B. ASSIGNMENT PERMITTED. Purchaser may assign this Contract provided the assignee assumes in writing all obligations and liabilities of Purchaser under this Contract, in which event Purchaser shall be relieved of any further liability hereunder.

/X/ C. LIMITED ASSIGNMENT. Purchaser may assign this Contract only to a related party, defined as (i) an entity in which Purchaser is an owner, partner or corporate officer, or (ii) a member of the immediate family of the Purchaser. Purchaser shall remain liable under this Contract after any assignment to a related party.

12.  CLOSING.

     A. CLOSING DATE. The closing of the transaction described in this Contract (the "Closing") shall be held at 10:00 a.m. on the later of [CHECK ONE]: / / ______ days after the Effective Date; or / / ______ days after the expiration of the Review Period or Inspection Period (whichever is later); or /X/ on April 8, 1996 (the "Closing Date") at the offices of the Title Company at its address stated below. However, if any objections which were properly and timely made by Purchaser pursuant to this Contract have not been cured on the scheduled Closing Date, then either party may postpone the date of the Closing by delivering a written notice to the other party specifying an extended Closing Date which is not more than thirty (30) days after the previously scheduled Closing Date.

     B. SELLER'S CLOSING DOCUMENTS. At the Closing, Seller shall deliver to Purchaser at Seller's expense:
          (1) A duly executed [CHECK ONE] / / GENERAL WARRANTY DEED /X/ SPECIAL WARRANTY DEED (with Vendor's Lien retained if not a cash purchase) conveying the Property in fee simple according to the legal description prepared by the surveyor as shown on the Survey, subject only to the Permitted Exceptions;
          (2) The Title Policy issued by the underwriter for the Title Company pursuant to the Title Commitment, subject only to the Permitted Exceptions, in the full amount of the Purchase Price, dated as of the date of the Closing, and (at an additional premium cost) [CHECK IF APPLICABLE] / / with the survey exception deleted except as to "shortages in area;"
          (3) A Bill of Sale conveying the personal property identified in Addendum A, PERSONAL PROPERTY, free and clear of liens, security interests and encumbrances, subject only to the Permitted Exceptions (to the extent applicable);
          (4) Possession of the Property, subject to valid existing leases and other applicable Permitted Exceptions;
          (5)  A duly executed assignment of all leases;
          (6) A current rent roll certified by Seller to be complete and accurate;
          (7) Evidence of Seller's authority and capacity to close this transaction;
          (8) All other documents reasonably required by the Title Company to close this transaction.

     C. PURCHASER'S CLOSING DOCUMENTS. At the Closing. Purchaser shall deliver to Seller at Purchaser's expense:
          (1) The cash portion of the Purchase Price, with the Earnest Money being applied thereto;
          (2)  The Note and the Deed of Trust, if any;
          (3) An Assumption Agreement in recordable form agreeing to pay all commissions payable under any lease of the Property;
          (4) Evidence of Purchaser's authority and capacity to close this transaction;
          (5) All other documents reasonably required by the Title Company to close this transaction.

     D. CLOSING COSTS. Each party shall pay its share of the closing costs which are customarily paid by a Seller or Purchaser in a transaction of this character in the county where the Property is located, or as otherwise agreed.

     E. PRORATIONS. Rents, lease commissions, interest, insurance premiums, maintenance expenses, operating expenses, and ad valorem taxes for the year of Closing shall be prorated at the Closing effective as of the date of Closing. Any security deposits held by Seller shall be delivered to Purchaser at the Closing. If the Closing occurs before the tax rate is fixed for the year of Closing, the apportionment of the taxes shall be upon the basis of the tax rate for the preceding year applied to the latest assessed valuation, but any difference between estimated taxes for the year of Closing the actual taxes paid by Purchaser shall be adjusted equitably between the parties upon proof of payment of the taxes by Purchaser. This provision shall survive the Closing.

     F. LOAN ASSUMPTION. If Purchaser assumes an existing mortgage loan at Closing, Purchaser shall pay (1) to the lender, any assumption fee charged by the lender; and (2) to Seller, a sum equal to the amount of any reserve accounts held by the lender for the payment of taxes and/or insurance. Purchaser shall execute, at the option and expense of Seller, a Deed of Trust to Secure Assumption. If consent to the assumption is required by the lender, Seller shall obtain the lender's consent in writing and deliver the consent to Purchaser at Closing. If Seller does not obtain the lender's written consent (if required) and deliver it to Purchaser at or before Closing, Purchaser may terminate this Contract by delivering a written termination notice to Seller whereupon the refundable portion of the Earnest Money will be promptly refunded to Purchaser and the parties shall have no further rights or obligations under this Contract (except for those which may expressly survive the termination of this Contract).

     G. ROLLBACK TAXES. If a change in use of the Property or denial of a special use valuation on the Property claimed by Seller results in the assessment after Closing of additional taxes for periods of Seller's ownership, the additional taxes plus any penalties and interest shall be paid by Purchaser. This obligation shall survive the Closing.

     H. FOREIGN PERSON NOTIFICATION. If Seller is a Foreign Person, as defined by the U.S. Internal Revenue Code, or if Seller fails to deliver to Purchaser a non-foreign affidavit pursuant to Section 1445 of the Internal Revenue Code, then Purchaser may withhold from the sales proceeds an amount sufficient to comply with applicable tax law and deliver the withheld proceeds to the Internal Revenue Service, together with appropriate tax forms. The required affidavit(s) from Seller(s) shall include (1) a statement that Seller is not a foreign person, (2) the U.S. taxpayer identification number(s) of Seller(s), and (3) other information required by
Section 1445 of the Internal Revenue Code.

     -C- Copyright 1995 NTCAR form 01(1/95)                      Page 3

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13.  DEFAULT.

     A. PURCHASER'S REMEDIES. If Seller fails to close this Contract for any reason except Purchaser's default or the termination of this Contract pursuant to a right to terminate set forth in this Contract, Seller shall be in default and Purchaser may elect one of the following as Purchaser's sole remedy [CHECK ALL THAT MAY APPLY]:

/X/ (1) Enforce specific performance of this Contract against Seller unless Seller is in default hereunder as a result of a warranty or representation of Seller being untrue or inaccurate in any material respect and Seller had no knowledge that such warranty or representation was untrue or inaccurate in which case, Purchaser's sole and exclusive remedy shall be to terminate this Contract by written notice delivered to Seller at or prior to the Closing;
/ /  (2)  Bring suit for damages against Seller;
/ / (3) Enforce specific performance of this Contract and/or bring suit for damages against Seller; or
/ / (4) Terminate and release Seller from this Contract and receive the refundable portion of the Earnest Money immediately. Seller's failure to satisfy Purchaser's objections under Paragraph 6 above shall not constitute a default by Seller.

B. SELLER'S REMEDIES. If Purchaser fails to close this Contract for any reason except Seller's default or the termination of this Contract pursuant to a right to terminate set forth in this Contract, Purchaser shall be in default and Seller may elect one of the following, as Seller's sole remedy [CHECK ALL THAT MAY APPLY]:
/ /  (1)  Enforce specific performance of this Contract;
/ /  (2)  Bring suit for damages against Purchaser;
/ / (3) Enforce specific performance of this Contract and/or bring suit for damages against Purchaser; or
/X/ (4) Have the Earnest Money paid to Seller as liquidated damages for the Purchaser's breach of this Contract, thereby releasing Purchaser from this Contract.

14.  AGENCY DISCLOSURE.

     A. AGENCY RELATIONSHIP. The term "Broker(s)" refers to the Principal Broker and/or the Cooperating Broker, if applicable, as set forth on the signature page. Each Broker has fiduciary duties only to the party(s) the Brokers represents as identified below. If either Broker is representing both Seller and Purchaser, then such representation is a dual agency and the dual agency disclosure and consent provisions apply as set forth below. [EACH BROKER CHECK ONE ONLY].

          (1) The Principal Broker is agent for: /X/ the Seller only; or / / the Purchaser only; or / / both Purchaser and Seller.

          (2) The Cooperating Broker is agent for: / / the Seller only; or / / the Purchaser only; or / / both Purchaser and Seller.

B. OTHER BROKERS. Each party to this Contract represents and warrants to the other party that such party has had no dealings with any person, firm, agent or finder in connection with the negotiation of this Contract and/or the consummation of the purchase and sale contemplated herein, other than the Broker(s) named in this Contract, and no real estate broker, agent, attorney, person, firm or entity, other than the Broker(s) is entitled to any commission or finder's fee in connection with this transaction as the result of any dealings or acts of such party. Each party hereby agrees to indemnify, defend, protect and hold the other party harmless from and against any costs, expenses or liability for compensation, commission, fee, or charges which may be claimed by any agent, finder or other similar party, other than the named Broker(s), by reason of any dealings or acts of the indemnifying party.

     C. FEE SHARING. Each party acknowledges that the Principal Broker may pay a portion (defined below) to the Cooperating Broker. Payment of a portion of the Fee by the Principal Broker to the Cooperating Broker shall not alter the fiduciary relationship between the parties and the Brokers. Seller is liable for payment of the Fee to the Principal Broker only. The Cooperating Broker shall have no claims directly against Seller.

     D. DUAL AGENCY. If either of the Brokers has indicated in Section 14.A above that Broker is representing both Purchaser and Seller, then Purchaser and Seller hereby consent to the dual agency, authorize the respective Broker(s) to represent more than one party to this transaction, and acknowledge that the source of any expected compensation to the Broker(s) will be the Seller, and the Broker(s) may also be paid a fee by Purchaser. IF THE BROKER(S) ARE ACTING IN A DUAL AGENCY CAPACITY, BROKER(S)
SHALL:

          (1) NOT DISCLOSE TO PURCHASER THAT SELLER WILL ACCEPT A PRICE LESS THAN THE ASKING PRICE UNLESS OTHERWISE INSTRUCTED IN A SEPARATE WRITING BY SELLER;
          (2) NOT DISCLOSE TO SELLER THAT PURCHASER WILL PAY A PRICE GREATER THAN THE PRICE SUBMITTED IN A WRITTEN OFFER TO THE SELLER UNLESS OTHERWISE INSTRUCTED IN A SEPARATE WRITING BY THE PURCHASER;
          (3) NOT DISCLOSE ANY CONFIDENTIAL INFORMATION, OR ANY INFORMATION A PARTY SPECIFICALLY INSTRUCTS THE BROKER(S) IN WRITING NOT TO DISCLOSE, UNLESS OTHERWISE INSTRUCTED IN A SEPARATE WRITING BY THE RESPECTIVE PARTY OR REQUIRED TO DISCLOSE SUCH INFORMATION BY LAW;
          (4) TREAT ALL PARTIES TO THE TRANSACTION HONESTLY AND IMPARTIALLY SO AS NOT TO FAVOR ONE PARTY OR WORK TO THE DISADVANTAGE OF ANY PARTY.

15.  PROFESSIONAL SERVICE FEE.

     The Fee shall be earned if, so and when the transaction contemplated by this Contract is closed and funded.

     A. PAYMENT OF FEE. Seller agrees to pay the Principal Broker a professional service fee in cash (the "Fee") for procuring the Purchaser and for asisting in the negotiation of this Contract as follows: six percent (6%) of the purchase price. The Fee shall be paid at the Closing of a sale of the Property by Seller pursuant to this Contract (as may be amended or assigned). The Title Company or other escrow agent is authorized and directed to pay the Fee to the Principal Broker out of the closing proceeds.

16.  MISCELLANEOUS PROVISIONS.

     A. EFFECTIVE DATE. The term "Effective Date" means the latter of the two dates on which this Contract is signed by Seller and Purchaser, as indicated by their signatures below. If the last party to execute this Contract fails to complete the date of execution below that party's signature, the Effective Date shall be the date this fully executed Contract is delivered to the Title Company.

     B. NOTICES. All notices and other communications required or permitted under this Contract must be in writing and shall be deemed delivered, whether actually received or not, on the earlier of: (i) actual receipt, if delivered in person or by messenger with evidence of delivery; or
(ii) receipt of an electronic facsimile transmission ("Fax"); or (iii) upon deposit in the United States Mail as required below. Notices may be transmitted by Fax to the Fax telephone numbers specified below, if any. Notices delivered by mail must be deposited in the U.S. Postal Service, first class postage prepaid, and properly addressed to the intended recipient at the address set forth below. Any party may change its address for notice purposes by delivering written notice of its new address to all other parties in the manner set forth above. Copies of all written notices should also be delivered to the Principal Broker and to the Title Company, but failure to notify the Principal Broker or the Title Company will not cause an otherwise properly delivered notice to be ineffective.

     -C- Copyright 1995 NTCAR form 01(1/95)                      Page 4

     C. MUTUAL TERMINATION. If this Contract is terminated by agreement of both parties at any time prior to Closing, the obligations of each party under this Contract shall terminate, except that (1) Seller and Purchaser shall each pay one-half of the cost of the Survey (if Survey costs are incurred), (2) Purchaser shall pay the costs to repair any damage to the Property caused by Purchaser or its agents, (3) Purchaser shall deliver to Seller any reports or documents in Purchaser's possession concerning the Property, (4) Seller shall pay the Fee owned to the Principal Broker, and (5) each party shall perform any other obligations which expressly survive the termination of this Contract. The obligations of this paragraph shall survive the termination of this Contract.

     D. FORMS. In case of a dispute as to the form of any document required under this Contract, the most recent form prepared by the State Bar of Texas, modified as necessary to conform to the requirements of this Contract, shall be deemed reasonable.

     E. ATTORNEYS FEES. The prevailing party in any legal proceeding brought in relation to this Contract or transaction shall be entitled to recover from the non-prevailing parties court costs, reasonable attorneys' fees and all other reasonable litigation expenses.

     F. INTEGRATION. This Contract contains the complete agreement between the parties with respect to the Property and cannot be varied except by written agreement. The parties agree that there are no oral or signed agreements, understandings, representations or warranties made by the parties which are not expressly set forth herein.

     G. SURVIVAL. Any warranty, representation, covenant, condition or obligation contained in this Contract not otherwise consummated at the Closing will survive the Closing of this transaction.

     H. BINDING EFFECT. This Contract shall inure to the benefit of and be binding upon the parties to this Contract and their respective heirs, legal representatives, successors and assigns.

     I. TIME FOR PERFORMANCE. Time is of the essence under each provision of this Contract. Strict compliance with the times for performance is required.

     J. RIGHT OF ENTRY. Upon reasonable advance notice and during normal business hours, Purchaser, Purchasers' representatives and the Brokers have the right to enter upon the Property prior to Closing for purposes of viewing, inspecting and conducting studies of the Property, so long as they do not unreasonably interfere with the use of the Property by Seller or any tenants, or cause undue damage to the Property.

     K. BUSINESS DAY. If any date of performance under this Contract falls on a Saturday, Sunday or Texas legal holiday, such date of performance shall be deferred to the next day which is not a Saturday, Sunday or Texas legal holiday.

     L. GOVERNING LAW. This Contract shall be construed under and governed by the laws of the State of Texas, and unless otherwise provided herein, all obligations of the parties created under this Contract are to be performed in the county where the Property is located.

     M. SEVERABILITY. If any provision of this Contract is held to be invalid, illegal, or unenforceable by a court of competent jurisdiction, the invalid, illegal or unenforceable provision shall not affect any other provisions, and this Contract shall be construed as if the invalid, illegal, or unenforceable provision is severed and deleted from this Contract.

     N. DISCLAIMER. Purchaser understands that a real estate broker is qualified to advise on matters concerning real estate and is not an expert in matters of law, tax, financing, surveying, hazardous materials, engineering, construction, safety, zoning, land planning, architecture, or the Americans with Disabilities Act. However, the Broker(s) will disclose to Purchaser any material factual knowledge which Broker may possess about the condition of the Property. Purchaser acknowledges that Purchaser has been advised by the Broker(s) to seek expert assistance on such matters. The Broker(s) do not investigate a property's compliance with building codes, governmental ordinances, statutes and laws that relate to the use or condition of the Property or its construction, or that relate to its acquisition. If the Broker(s) provide names of consultants or sources for advice or assistance, the Broker(s) do not warrant the services of the advisors or their products and cannot warrant the suitability of property to be acquired. The Broker(s) do not warrant that the Seller will disclose any or all property defects or other matters pertaining to the Property or its condition.

     O. COUNTERPARTS. This Contract may be executed in a number of identical counterparts. Each counterpart is deemed an original and all counterparts shall, collectively, constitute one agreement.

     P. GENDER; NUMBER. Unless the context requires otherwise, all pronouns used in this Contract shall be construed to include the other genders, whether used in the masculine, feminine or neuter gender. Words in the singular number shall be construed to include the plural, and words in the plural shall be construed to include the singular.

     Q. MEDIATION. If any dispute arises relating to this Contract (the "Dispute"), including but not limited to payment of the Fee, then any party may give written notice to the other party(s) requiring all involved parties to attempt to Dispute by mediation. Except in those circumstances when a party reasonably believes that an applicable statute of limitations period is about to expire, or a party requires injunctive or equitable relief, the parties are obligated to use this mediation procedure prior to initiating arbitration or any other action. Within seven (7) days after receiving the mediation notice, each party must deliver a written designation to all other parties stating the names of one or more individuals with authority to resolve the Dispute on such party's behalf. Within ten (10) days after the date of designation, the parties shall make a good faith effort to select a qualified mediator to mediate the Dispute. If the parties are unable to timely agree upon a mutually acceptable mediator, the parties shall request any State or Federal district judge to appoint a mediator. In consultation with the mediator, the parties shall promptly designate a mutually convenient time and place for the mediation which is no later than thirty (30) days after selection of the mediator. In the mediation, each party shall be represented by persons with authority and discretion to negotiate a resolution of the Dispute, and may be represented by counsel. The mediation shall be governed by the provisions of Chapter 154 of the Texas Remedies and Practice Code, and such other rules as the mediator may prescribe. The fees and expenses of the mediator shall be shared equally by all parties.

     R. ARBITRATION. If the parties are unable to resolve any Dispute by mediation, then the parties agree to submit the Dispute to binding arbitration before a single arbitrator. The Dispute shall be decided by arbitration in accordance with the applicable arbitration statute and the then existing rules of the American Arbitration Association. Any party may initiate the arbitration procedure by delivering a written notice of demand for arbitration to the other parties. Within ten (10) days after the receipt by all parties of the written notice of demand for arbitration, the parties shall attempt to select a qualified arbitrator who is acceptable to all parties. If the parties are unable to agree upon an arbitrator who is acceptable to all parties, then upon application of any party a court of competent jurisdiction shall appoint an arbitrator. This agreement to arbitrate shall be specifically enforceable under the prevailing arbitration law.

     S. CONSULT AN ATTORNEY. This document is an enforceable, legally binding agreement. Read it carefully. The Broker(s) involved in the negotiation of the transaction described in this Contract cannot give you legal advice. By law, the Broker(s) are limited to discussing factual and business details of the transaction. The parties to this Contract acknowledge that they have been advised by the Broker(s) to have this Contract reviewed by legal counsel before signing this Contract to discuss the legal effects of its terms and provisions.

-C- Copyright 1995 NTCAR form 01 (1/95)                                  Page 5

17. ADDITIONAL PROVISIONS. [ADDITIONAL PROVISIONS AS DIRECTED BY SELLER OR PURCHASER MAY BE SET FORTH BELOW.]




18. EXHIBITS AND ADDENDA. All Exhibits and Addenda attached to this Contract are incorporated herein by reference and are made a part of this Contract for all purposes. [CHECK ALL THAT APPLY.]

                                                      / / Addendum A  Personal Property
     / / Exhibit A  Survey and/or Legal Description   / / Addendum B  Financing
     /X/ Exhibit B  Site Plan                         /X/ Addendum C  Inspection
     / / Exhibit C  _______________________________   / / Addendum D  Disclosure Notice
                                                      /X/ Addendum E  Special Provisions Addendum

19. CONTRACT AS OFFER. The execution of this Contract by the first party to do so constitutes an offer to purchase or sell the Property. Unless within five (5) days from the date of execution of this Contract by the first party, this Contract is accepted by the other party by signing the offer and delivering a fully executed copy to the first party, the offer of this Contract shall be deemed automatically withdrawn and terminated, and the Earnest Money, if any, shall be promptly returned to Purchaser.

EXECUTED on the dates stated below, to be effective on the Effective Date.

SELLER                                       PURCHASER

Haggar Clothing Company                      Fred's Foreign Car Service, Inc.
-----------------------------------------    ------------------------------------------
By [SIGNATURE]: Frank D. Bracken             By [SIGNATURE]: Jose Guevara
               --------------------------                   ---------------------------
Name: Frank D. Bracken                       Name: Jose Guevara
     ------------------------------------         -------------------------------------
Title: President & Chief Operating Officer   Title: Owner
      -----------------------------------          ------------------------------------
Address: 6113 Lemmon Avenue                  Address: 5111 A West Lovers Lane
        ---------------------------------            ----------------------------------
         Dallas, Texas 75209                          Dallas, Texas 75209
-----------------------------------------    ------------------------------------------

-----------------------------------------    ------------------------------------------
Telephone: 352-8481      Fax: 956-4446       Telephone: 350-6787      Fax: N/A
          --------------     ------------              --------------     -------------
Tax I.D. No: 75-0312650                      Tax I.D. No: 75-1717760
            -----------------------------                ------------------------------
Date of Execution: 3/28/96                   Date of Execution: 3/25/96
                  -----------------------                      ------------------------

PRINCIPAL BROKER                             COOPERATING BROKER

The Staubach Company                         None
-----------------------------------------    ------------------------------------------
By [SIGNATURE]: Paul A. Whitman              By [SIGNATURE]:
               --------------------------                   ---------------------------
Name: Paul A. Whitman, SIOR                  Name:
     ------------------------------------         -------------------------------------
Title: Senior Vice President                 Title:
      -----------------------------------          ------------------------------------
Address:                                     Address:
        ---------------------------------            ----------------------------------

-----------------------------------------    ------------------------------------------

-----------------------------------------    ------------------------------------------
Telephone:               Fax:                Telephone:               Fax:
          --------------     ------------              --------------     -------------

TITLE COMPANY ACCEPTANCE. The Title Company acknowledges receipt of the Earnest Money on ________________________________ and accepts the Earnest Money subject to the terms and conditions set forth in this Contract.

TITLE COMPANY

American Title Company
---------------------------------------------
By [SIGNATURE]:
               ------------------------------
Name: Attention: Tim Hardin
     ----------------------------------------
Title:
      ---------------------------------------
Address:
        -------------------------------------

---------------------------------------------

---------------------------------------------
Telephone:               Fax:
          --------------     ------------
  COPYRIGHT NOTICE: THIS FORM IS PROVIDED FOR THE USE OF MEMBERS OF THE NORTH TEXAS COMMERCIAL ASSOCIATION OF REALTORS, INC. PERMISSION IS HEREBY GRANTED TO MAKE LIMITED COPIES OF THIS FORM FOR USE IN A PARTICULAR TEXAS REAL ESTATE TRANSACTION. CONTACT THE NTCAR OFFICE TO CONFIRM THAT YOU ARE USING THE CURRENT VERSION OF THIS FORM

-C- Copyright 1995 NTCAR form 01 (1/95)                                  Page 6

                                EXHIBIT B


                                  [MAP]

   NORTH TEXAS COMMERCIAL ASSOCIATION OF REALTORS-Registered Trademark-

                        ADDENDUM C TO CONTRACT OF SALE

                                  INSPECTION


PROPERTY ADDRESS OR DESCRIPTION: 5915 Peeler Street, Dallas, Texas

A. INSPECTION PERIOD. Purchaser shall have a period of ten (10) days after the Effective Date (the "Inspection Period") to inspect the Property and to conduct feasibility studies regarding Purchaser's intended use of the Property. Purchaser's studies may include without limitation: (i) core borings; (ii) environmental and architectural tests and investigations; (iii) physical inspections of all improvements, fixtures, equipment, subsurface soils, structural members, and personal property; and (iv) examination of plans, specifications, manuals, and other documents relating to the construction and condition of the Property. Purchaser and Purchaser's agents, employees, consultants and contractors shall have the right of reasonable entry onto the Property during normal business hours, and upon reasonable advance notice to Seller and/or Seller's tenants, for purposes of the inspections, studies, tests and examinations deemed necessary by Purchaser. All inspections, studies, tests and examinations performed hereunder shall be at Purchaser's expense.

B. REPORTS.

/ / (1) Within ________________ (____) days after the Effective Date, Seller shall deliver to Purchaser a written report of an environmental assessment of the Property. The report shall be prepared, at Seller's expense, by a Registered Professional Engineer reasonably acceptable to Purchaser, who is proficient or certified in environmental risk assessment. The environmental assessment report must include a "Phase I" investigation into the existence to Hazardous Materials (as defined in Paragraph 7.A.(7) of this Contract) on or around the Property. The environmental assessment must also include a land use history search, engineering inspections, studies and/or tests which may be necessary to discover the existence, past or present, of Hazardous Materials.

/X/ (2) See paragraph B(2) of Addendum E.

/X/ (3) As soon as reasonably possible after they become available to Purchaser, Purchaser shall deliver to Seller, at Purchaser's expense, copies of all written reports, inspections, plats, drawings and studies made by Purchaser and Purchaser's agents, consultants and contractors. This provision shall survive the termination of this Contract.

C. TERMINATION. If Purchaser determines, in Purchaser's sole discretion, no matter how arbitrary, that the Property is not in satisfactory condition or is not suitable for Purchaser's intended use or purpose, then Purchaser may terminate this Contract by delivering a written notice to Seller on or before the last day of the Inspection Period, and the refundable portion of the Earnest Money shall be promptly returned by the Title Company to Purchaser and neither party shall have any further rights or obligations under this Contract (except for those which may expressly survive the termination of this Contract).

D. ACCEPTANCE. If Purchaser does not properly and timely terminate this Contract before the expiration of the Inspection Period (or if Purchaser accepts the Property in writing) then Purchaser will be deemed to have waived all objections to the Property under this Contract, except for any title objections which may be outstanding pursuant to Section 6 of this Contract. In that event, Purchaser agrees to purchase the Property in its current condition without any further representations or warranties of Seller, except any objections which Seller may expressly agree in writing to cure, and this Contract shall continue in full force and effect and the parties shall proceed to Closing. However, this provision does not limit or invalidate any express representations or warranties Seller has made in this Contract.

E. RESTORATION. If the transaction described in this Contract does not close, through no fault of Seller, and the condition of the Property was altered due to tests and inspections performed by Purchaser or on Purchaser's behalf, Purchaser must restore the Property to its original condition. This provision shall survive the termination of this Contract.

                                  ADDENDUM E

                         SPECIAL PROVISIONS ADDENDUM
                         ---------------------------


     PROPERTY:   5915 Peeler Street, Dallas, Texas
     SELLER:     Haggar Clothing Company
     PURCHASER:  Fred's Foreign Car Service, Inc.


     This Special Provisions Addendum (herein so called) is attached to and made a part of that one certain Contract of Sale (the "Contract"), by and between HAGGAR CLOTHING COMPANY, as "Seller", and FRED'S FOREIGN CAR SERVICE, INC., as "Purchaser." In the event a conflict arises between the provisions of this Special Provisions Addendum and any other part of this Contract, this Special Provisions Addendum shall modify and supersede such other part of this Contract to the extent necessary to eliminate any such conflict but no further. All terms which are defined in the Contract shall have the same meaning when used herein, unless otherwise defined herein.

     A. PROPERTY DESCRIPTION. The property described in EXHIBIT "B" attached hereto is an approximate description of the Property to be conveyed hereunder and is attached for reasonable identification of the Property.
The exact description to be used for purposes of this Contract and the conveyance documents shall be the metes and bounds description set forth on the Survey, which description shall become a part of this Contract at the description of the Property and shall be incorporated herein by reference for all purposes.

     B. INSPECTION. In addition to the provisions set forth in Addendum C to the Contract, the following provisions shall apply:

         1. All tests, studies and inspections are to be conducted in a manner as not to physically damage the Property or unreasonably interfere with the usual operation of the Property by Seller. Purchaser and its agents and representatives shall: (a) promptly pay when due the costs of all tests, investigations and examinations done with regard to the Property in connection with Purchaser's inspection; (b) not permit any liens to attach to the Property by reason of the exercise of Purchaser's rights hereunder; (c) restore the surface of the Property and any improvements thereon to the condition in which the same were found before any such inspections or tests were undertaken; and
             (d) not reveal or disclose any information obtained during the Inspection Period concerning the Property to anyone outside Purchaser's organization. Purchaser hereby indemnifies and holds Seller harmless from and against any and all liens, claims, causes of action, and expenses (including reasonable attorney's fees) arising out of any violation of the provisions of this Paragraph B of Addendum E. Notwithstanding any provision of this Contract, no termination of this Contract shall terminate Purchaser's obligations pursuant to this Paragraph 13.B. of this Contract shall not be applicable to any cause of action arising pursuant to this Paragraph B. of Addendum E.

         2. Within two (2) business days after the Effective Date, Seller agrees to allow Purchaser, its authorized agents or representatives, to inspect and make copies at its own expense of engineering investigations, tests and/or environmental studies in Seller's possession which have been made with respect to the Property within the one-year period prior to the Effective Date. Purchaser acknowledges that any and all of the studies are proprietary and confidential in nature, and will be made available to Purchaser solely to assist Purchaser in determining the feasibility of purchasing the Property. Purchaser agrees not to disclose the studies, or any of the provisions, terms or conditions thereof, to any party outside of Purchaser's organization, except as to its attorneys, accountants, lenders or investors. Purchaser shall return all of the studies, and any and all copies Purchaser has made of the studies, and all copies of any studies, reports or test results obtained by Purchaser in connection with its inspection of the Property, on the first to occur of (a) such time as purchaser determines that it shall not acquire the Property, or
             (b) such time as this Contract is terminated for any reason. Purchaser hereby acknowledges that Seller has not made and does not make any warranty or representation regarding the truth or accuracy of the studies or the source thereof. Seller has not undertaken any independent investigation as to the truth or accuracy of the studies and is providing the studies solely as an accommodation to Purchaser. In permitting Purchaser to review such studies or information to assist Purchaser, no third-party benefits or relationships of any kind, either express or implied, have been offered, intended, or created by Seller, and any such claims are expressly rejected by Seller and waived by Purchaser.

     C. AS-IS. Notwithstanding anything contained in this Contract to the contrary except for the representations and warranties set forth herein, Purchaser has examined and investigated or may examine or investigate the Property prior to the expiration of the Inspection Period, and Purchaser will rely solely on its own investigation of the Property and not on any information provided or to be provided by or on behalf of Seller except for the representations and warranties set forth herein. Except as expressly set forth herein, it is understood and agreed that Seller is making no representations or warranties, whether express or implied, by operation of law or otherwise with respect to (i) environmental matters of any nature or kind whatsoever relating to the Property or any portion thereof, including, without limitation, compliance with any environmental protection, underground storage tanks, pollution or land use laws, rules, regulations, orders or requirements and the existence in or on the Property of any hazardous or toxic materials; (ii) geological conditions, including, without limitation, subsidence, subsurface conditions, water table, underground water reservoirs, and limitations regarding withdrawal of water therefrom; (iii) whether or not and to the extent to which the Property or any portion thereof is affected by any stream (surface or underground), body of water, floodprone area, flood plain, floodway or special flood hazard; (iv) drainage; (v) soil conditions; (vi) zoning to which the Property or any portion thereof may be subject; (vii) availability of any utilities to the Property or any portion thereof, including without limitation, water, sewage, gas and electric;
(viii) usage of any adjoining property; (ix) access to the Property or any portion thereof; (x) the compliance or non-compliance of any of the Property with any applicable federal, state or local building codes, ordinances, laws, statutes, rules or regulations; (xi) the value, compliance with plans or specifications, locations, use, merchantability, construction, workmanlike condition, order, repair, maintenance, design, quality, description, durability, operation or condition of the Property or any portion thereof;
(xii) the quality of labor and materials included in the Improvements; (xiii) the suitability of the Property or any portion thereof for Purchaser's purposes or fitness for any usage or purpose whatsoever; or (xiv) any other matter relating to the Property. Except as expressly provided herein, Purchaser hereby agrees that Purchaser is accepting the Property "AS IS, WHERE IS, WITH ALL FAULTS AND WITHOUT ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED", subject to all deficiencies or other matters whether known or unknown; however, non of the foregoing shall impair or further restrict the special warranty of title by which the Property is to be conveyed pursuant to the Contract or the representations and warranties set forth herein.

                                   SELLER:

                                   HAGGAR CLOTHING COMPANY



                                   By: /s/ FRANK D. BRACKEN
                                      -----------------------------------------
                                   Name (print): Frank D. Bracken
                                                -------------------------------
                                   Title: President and Chief Operating Officer
                                         --------------------------------------


                                   PURCHASER:

                                   FRED'S FOREIGN CAR SERVICE, INC.


                                   By: /s/ JOSE GUEVARA
                                      -----------------------------------------
                                      Jose Guevara
                                      Owner

                 FIRST AMENDMENT TO COMMERCIAL CONTRACT OF SALE


STATE OF TEXAS           )
                         )
COUNTY OF DALLAS         )


     THIS FIRST AMENDMENT TO COMMERCIAL CONTRACT OF SALE (the "First Amendment") is made by and between Haggar Clothing Co., a Nevada corporation (the "Seller") and Fred's Foreign Car Service, Inc., a Texas corporation (the "Purchaser").

                           INTRODUCTORY PROVISIONS:

     The following provisions form a part of and are incorporated into this First Amendment:

     A. Seller and Purchaser have previously entered into that certain Commercial Contract of Sale dated effective March 28, 1996 (the "Contract"), which Contract is incorporated herein by reference, wherein Seller agreed to sell and convey to Purchaser, upon the terms and conditions therein contained, that certain property (the "Property") described in the Contract.

     B. Seller and Purchaser now desire to amend the Contract as set forth herein.

     NOW, THEREFORE, for and in consideration of the agreements set forth herein and the sum of Ten and No/100 Dollars ($10.00) paid by the Purchaser and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the parties hereby agree as follows:

     1. CLOSING DATE. The Closing Date shall be extended from April 8, 1996 until April 30, 1996, or such earlier date as may be agreed to by Purchaser and Seller.

     2. MISCELLANEOUS.

        (a) The terms of the Contract, as modified by this First Amendment, are valid, binding and in full force and effect.

        (b) Except as otherwise defined herein, all defined terms set forth herein shall have the same meaning as set forth in the Contract. The Contract, as amended by this First Amendment, embodies the entire agreement between the parties hereto, supersedes all prior agreements and understandings, if any, relating to the subject matter hereof, and may be amended or supplemented

FIRST AMENDMENT TO COMMERCIAL CONTRACT OF SALE                            Page 1
        only by an instrument in writing executed by the party against whom enforcement is sought.

        (c) This First Amendment shall be governed by and construed in accordance with the laws of the State of Texas.

        (d) This First Amendment shall be binding upon and shall inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, successors and assigns.

        (e) Each party is entitled to rely on a facsimile signature of any other party to this First Amendment upon receipt by facsimile transmission via telecopier. Any party initially providing his or her signature via telecopier shall deliver an original signature page to the other parties promptly after transmission of the facsimile.

        (f) This First Amendment may be executed in a number of identical counterparts, each of which constitute collectively one agreement; but in making proof of this First Amendment, it shall not be necessary to produce or account for more than one such counterpart. It is not necessary that each party execute the same counterpart so long as identical counterparts are executed by all parties.

     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to be effective as of the 8th day of April, 1996.

SELLER:                            PURCHASER:
------                             ---------

HAGGAR CLOTHING CO.                FRED'S FOREIGN CAR SERVICE, INC.


By: /s/ J.M. HAGGAR, III           By:  /s/ JOSE GUEVARA
   ----------------------------        ----------------------------
Name(Print):  J.M. Haggar, III          JOSE GUEVARA, President
             ------------------
Title:  Chairman & CEO
       ------------------------

FIRST AMENDMENT TO COMMERCIAL CONTRACT OF SALE                            Page 2